EXHIBIT 3-B-1

AMENDED AND RESTATED BY-LAWS
OF
HARTMARX CORPORATION

(Formed under the laws of the State of Delaware)

As Adopted by the Board of Directors as of November 27, 2007

ARTICLE I

STOCKHOLDERS

Section 1.                      Annual Meeting.  A meeting of the stockholders for the election of directors and the transaction of only such other business as is properly brought before the meeting in accordance with these By-Laws shall be held annually on a day between April 1 and April 20, inclusive, to be designated by the Board of Directors and in the absence of such designation, on the first Monday in April, or, if it be a public holiday, on the next succeeding business day.

To be properly brought before an annual meeting, business must be: (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, (b) otherwise properly brought before the meeting by or at the direction of the Board, or (c) otherwise properly brought before the meeting by a stockholder.  For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation.  To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation no earlier than November 15 and no later then December 15 immediately preceding the annual meeting of stockholders.  A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (iii) the class and number of shares of the Corporation which are beneficially owned by the stockholder, (iv) any material interest of the stockholder in such business, and (v) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act"), in his capacity as a proponent to a stockholder proposal.  Notwithstanding the foregoing, in order to include information with respect to a stockholder proposal in the proxy statement and form of proxy for a stockholder's meeting, stockholders must provide notice as required by the regulations promulgated under the Securities Exchange Act.  Notwithstanding anything in these By-Laws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section 1.

The Chairman of the annual meeting shall, if the facts warrant, determine and declare at the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 1, and, if he should so determine, he shall so declare at the meeting that any such business not properly brought before the meeting shall not be transacted.

Section 2.                      Special Meetings.  Special meetings of the stockholders may be called by the Board of Directors or, subject to the control of the Board, by the Chairman, or in his absence, the President.  At a special meeting of stockholders, only such business shall be conducted as shall be specified in the notice of meeting (or any supplement thereto).

Section 3.                      Place of Meetings.  Meetings of stockholders shall be held at such place, within or without the State of Delaware, as may be fixed by the Board of Directors.  If no place is so fixed, such meetings shall be held at the office of the Corporation in the City of Chicago, in the State of Illinois.

Section 4.                      Notice of Meetings.  Notice of each meeting of stockholders shall be given in writing and shall state the place, date and hour of the meeting and the purpose or purposes for which the meeting is called.  Notice of a special meeting shall indicate that it is being issued by or at the direction of the person or persons calling or requesting the meeting.

A copy of the notice of each meeting shall be given, unless otherwise required by law, not less than ten (10) nor more than sixty (60) days before the date of the meeting, to each stockholder entitled to vote at such meeting.  If mailed, such notice is given when deposited in the United States mail, with postage thereon prepaid, directed to the stockholder at his address as it appears on the record of stockholders, or, if he shall have filed with the Secretary of the Corporation a written request that notices to him be mailed to some other address, then directed to him at such other address.

When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting.  However, if the adjournment is for more than thirty (30) days, or if after the adjournment, the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record on the new record date entitled to notice under the preceding paragraphs of this Section 4.

Section 5.                      Waiver of Notice.  Notice of any meeting need not be given to any stockholder who submits a signed waiver of notice, in person or by proxy, whether before or after the meeting.  The attendance of any stockholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by him.

Section 6.                      Inspectors of Election.  The Board of Directors shall, in advance of any stockholders' meeting, appoint one or more inspectors to act at the meeting or any adjournment thereof and to make a written report thereof.  The Board of Directors may designate one or more alternate inspectors to replace any inspector who fails to act.  If no inspector or alternate is able to act, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting.  Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute his duties of inspector with strict impartiality and according to the best of his ability.

The inspector(s) shall ascertain the number of shares outstanding and the voting power of each, determine the shares represented at the meeting, the existence of a quorum and the validity of proxies and ballots, count all votes and ballots, determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspector(s), certify their determination of the number of shares represented at the meeting and their count of all votes and ballots, and do such other acts as are proper to conduct the election or vote with fairness to all stockholders.  The inspector(s) may appoint or retain other persons or entities to assist the inspector(s) in the performance of the duties of the inspector(s).  Any record or certificate made by the inspectors shall be prima facie evidence of the facts stated and of the vote as certified by said inspector(s).

Section 7.                      List of Stockholders at Meetings.  The Secretary shall prepare and make, at least ten (10) days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting (i) either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held or (ii) during ordinary business hours, at the principal place of business of the Corporation.  The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 8.                      Quorum of Stockholders.  The holders of not less than one-third of the shares of stock entitled to vote thereat shall constitute a quorum at a meeting of stockholders for the transaction of any business, provided that when a specified item of business is required to be voted on by a class or series, voting as a class, the holders of not less than one-third of the shares of such class or series of stock shall constitute a quorum for the transaction of such specified item of business.

When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any stockholders.

The stockholders who are present in person or by proxy and who are entitled to vote may, by a majority of votes cast, adjourn the meeting despite the absence of a quorum.

Section 9.                      Conduct of Meetings.  The Board of Directors of the Corporation may adopt by resolution such rules and regulations for the conduct of any meeting of the stockholders as it shall deem appropriate.  Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of the stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting.  Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (iii) rules and procedures for maintaining order at the meeting and the safety of those present; (iv) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (v) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (vi) limitations on the time allotted to questions or comments by participants.

Section 10.                      Proxies.  Every stockholder entitled to vote at a meeting of stockholders or to express consent or dissent without a meeting may authorize another person or persons to act for him by proxy.

No proxy shall be valid after the expiration of three years from the date thereof unless otherwise provided in the proxy.  Every proxy shall be revocable at the pleasure of the stockholder executing or authorizing it, except as otherwise provided by law.

Without limiting the manner in which a stockholder may authorize another person or persons to act for such stockholder as proxy, the following shall constitute a valid means by which a stockholder may grant such authority:

(1)           A stockholder may execute a writing authorizing another person or persons to act for such stockholder as proxy.  Execution may be accomplished by the stockholder or such stockholder's authorized officer, director, employee or agent signing such writing or causing such person's signature to be affixed to such writing by any reasonable means, including, but not limited to, by facsimile signature.

(2)           A stockholder may authorize another person or persons to act for such stockholder as proxy by an electronic transmission, which shall contain or be accompanied by information from which it can be determined that the stockholder authorized the transmission.  If it is determined that such electronic transmissions are valid, the inspectors or, if there are no inspectors, such other persons making that determination shall specify the information on which they relied.  For purposes of this Section 10 and the remainder of these By-Laws, "electronic transmission" means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by the recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

Any copy, facsimile telecommunication or other reliable reproduction of the writing, or electronic transmission authorizing another person or persons to act as proxy for a stockholder may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used; provided, however, that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

The authority of the holder of a proxy to act shall not be revoked by the incompetence or death of the stockholder who executed or authorized the proxy unless, before the authority is exercised, written notice of an adjudication of such incompetence or of such death is received by the Secretary or any Assistant Secretary.

Section 11.                      Vote of Stockholders.  Unless otherwise provided in the Certificate of Incorporation, every stockholder of record shall be entitled at every meeting of stockholders to one vote for every share of stock standing in his name on the record of stockholders.

Directors shall, except as otherwise required by law, be elected by a plurality of the votes cast at a meeting of stockholders by the holders of shares entitled to vote in the election.

Whenever any corporate action, other than the election of directors, is to be taken by vote of the stockholders, it shall, except as otherwise required by law or the Certificate of Incorporation or the By-Laws, be authorized by a majority of the votes cast at a meeting of stockholders by the holders of shares entitled to vote thereon.

Section 12.                      Fixing Record Date.  For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining stockholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the Board of Directors may fix, in advance, a date as the record date for any such determination of stockholders.  Such date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.

When a determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date for the adjourned meeting.

ARTICLE II

BOARD OF DIRECTORS

Section 1.                      Power of Board and Qualification of Directors.  The business of the Corporation shall be managed by the Board of Directors.  Each director shall be at least twenty-one (21) years of age.

Section 2.                      Number of Directors.  The number of directors constituting the entire Board of Directors shall be nine.  A majority of the total number of directors authorized by this By-Law may amend this By-Law, to change the number of directors, provided, however, that no decrease in the number of directors shall shorten the term of an incumbent director.

Section 3.                      Election and Term of Directors.  At each annual meeting of stockholders, directors shall be elected to hold office until the next annual meeting and until their successors have been duly elected and qualified.

Only persons who are nominated in accordance with the procedures set forth in this Section 3 shall be eligible for election as directors.  Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of the stockholders by or at the direction of the Board of Directors, or by a committee appointed by the Board of Directors, or by any stockholder of the Corporation entitled to vote in the election of directors at the meeting who complies with the notice procedures set forth in this Section 3.  Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation (a) with respect to an election to be held at an annual meeting of stockholders, no earlier than November 15 and no later than December 15 immediately preceding the annual meeting of stockholders, and (b) with respect to an election to be held at a special meeting of stockholders for the election of directors, no later than the close of business on the fifteenth (15th) day following (i) the date on which notice of such meeting is first given to stockholders or (ii) the date on which public disclosure of such meeting is first made, whichever is earlier.

Such stockholder's notice shall set forth (a) as to each person, if any, whom the stockholder proposes to nominate for election or re-election as a director: (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Corporation which are beneficially owned by such person, (iv) a description of all arrangements or understandings involving the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder, and (v) any other information relating to such person that is required to be disclosed in solicitations for proxies for elections of directors pursuant to Regulation 14A under the Securities Exchange Act (including without limitation such person's written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected); and (b) as to such stockholder giving notice, the information required to be provided pursuant to Article I, Section 1.  At the request of the Board, any person nominated by a stockholder for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in the stockholder's notice of nomination which pertains to the nominee.  No person shall be eligible for election as a Director of the Corporation unless nominated in accordance with the provisions of this Section 3.

The Chairman of the meeting shall, if the facts warrant, determine and declare at the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare at the meeting, and the defective nomination shall be disregarded.

Section 4.                      Quorum of Directors.  A majority of the entire Board of Directors or a majority of the directors constituting a Committee thereof, as the case may be, shall constitute a quorum for the transaction of business, and, except where otherwise provided in these By-Laws, the vote of a majority of the directors or Committee members present at a meeting at the time of such vote, if a quorum is then present, shall be the act of the Board or such Committee, as applicable.  If a quorum shall not be present at any meeting of the Board of Directors or any Committee thereof, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting of the time and place of the adjourned meeting, until a quorum shall be present.

Section 5.                      Meetings of the Board.  An annual meeting of the Board of Directors shall be held in each year directly after the annual meeting of stockholders.  Regular meetings of the Board of any Committee thereof shall be held at such times as may be fixed by the Board or such Committee respectively.  Special meetings of the Board may be held at any time upon the call of the Chairman, or in his absence, the President, or upon the call of any two directors.  Special meetings of any Committee of the Board of Directors may be held at any time upon the call of the Chairman, or in his absence, the President, or upon the call of the chairman of such Committee, if there be one, or any director serving on such Committee.

Meetings of the Board of Directors shall be held at such places as may be fixed by the Board for annual and regular meetings and in the notice of meeting for special meetings.  Meetings of any Committee the Board of Directors shall be held at such places as may be fixed by such Committee for regular meetings and in the notice of meeting for special meetings of such Committee.

No notice need be given of annual or regular meetings of the Board of Directors or any Committee thereof.  Notice of each special meeting of the Board or any Committee shall be given to each director (or in the case of a Committee, to each member of such Committee) either by mail at least forty-eight (48) hours before the day on which the meeting is to be held or by facsimile (or other form of electronic transmission), by telephone or be delivered personally at least twenty-four (24) hours before the day on which the meeting is to be held (or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstance).

Notice of a meeting of the Board of Directors or any Committee need not be given to any director who submits a signed waiver of notice whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him.  A notice, or waiver of notice, need not specify the purpose of any meeting of the Board of Directors or any Committee.

Section 5.1.                   Participation in Meetings of the Board or Committees Thereof by Means of Telephone or Similar Equipment.  Any one or more members of the Board of Directors, the Executive Committee, or any other Committee of the Board may participate in a meeting of such Board or Committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time.  Participation by such means shall constitute presence in person at a meeting.

Section 5.2.                   Action of the Board or Committees Thereof by Unanimous Written Consent.  Any action required or permitted to be taken by the Board of Directors, the Executive Committee, or any other Committee of the Board of Directors may be taken without a meeting if all members of the Board or of the Committee consent in writing to the adoption of a resolution authorizing the action.  The resolution and the written consents thereto by the members of the Board or Committee shall be filed with the minutes of the proceedings of the Board or Committee.

Section 6.                      Resignations.  Any director of the Corporation may resign at any time by giving written notice to the Board of Directors or to the Chairman or the Secretary of the Corporation.  Such resignation shall take effect at the time specified therein; and unless otherwise specified therein the acceptance of such resignation shall not be necessary to make it effective.

Section 7.                      Removal of Directors.  Any or all of the directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors at a meeting of the stockholders.

Section 8.                      Newly Created Directorships and Vacancies.  Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the Board of Directors for any reason may be filled by vote of a majority of the directors then in office, although less than a quorum exists.  A director elected to fill a vacancy shall be elected to hold office until the next annual election and until a successor is duly elected and qualified.

Section 9.                      Compensation of Directors.  The Board of Directors shall have authority to fix the compensation of directors for services in any capacity.

Section 10.                     Indemnification.

(a)           General Indemnification.  Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, and any appeal therefrom (hereinafter, collectively, a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director of the Corporation or is or was an officer of the Corporation or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, shall be indemnified and held harmless by the Corporation to the fullest extent permitted under the General Corporation Law of the State of Delaware (the "DGCL"), as the same now exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than the DGCL permitted the Corporation to provide prior to such amendment), against all expenses, liabilities and losses (including attorneys' fees, judgments, fines, excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith; provided, that a person seeking indemnity in connection with a proceeding (or part thereof) initiated by such person against the Corporation or any director, officer, employee or agent of the Corporation shall not be entitled to the foregoing indemnification unless the Corporation has joined in or consented to such proceeding (or part thereof).

(b)           Expenses.  Expenses, including attorneys' fees, incurred by a person referred to in paragraph (a) of this Section 10 in defending or otherwise being involved in a proceeding shall be paid by the Corporation in advance of the final disposition of such proceeding, including any appeal therefrom, upon receipt of an undertaking (the "Undertaking") by or on behalf of such person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation.

(c)           Non-Exclusivity of Rights.  The rights conferred on any person by this Section 10 shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-Law, agreement, vote of stockholders or disinterested directors or otherwise.  The Board of Directors shall have the authority, by resolution, to provide for such other indemnification of directors, officers, employees or agents as it shall deem appropriate.

(d)           Insurance.  The Corporation may purchase and maintain insurance to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expenses, liabilities or losses, whether or not the Corporation would have the power to indemnify such person against such expenses, liabilities or losses under the DGCL.

(e)           Enforceability.  The provisions of this Section 10 shall be applicable to all proceedings commenced after its adoption, whether such arise out of events, acts, omissions or circumstances which occurred or existed prior or subsequent to such adoption, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such person.  This Section 10 shall be deemed to grant each person who, at any time that this Section 10 is in effect, serves or agrees to serve in any capacity which entitles him or her to indemnification hereunder rights against the Corporation to enforce the provisions of this Section 10, and any repeal or other modification of this Section 10 or any repeal or modification of the DGCL or any other applicable law shall not limit any rights of indemnification then existing or arising out of events, acts, omissions or circumstances occurring or existing prior to such repeal or modification, including, without limitation, the right to indemnification for proceedings commenced after such repeal or modification to enforce this Section 10 with regard to acts, omissions, events or circumstances occurring or existing prior to such repeal or modification.

(f)           Severability.  If this Section 10 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director and officer of the Corporation as to costs, charges and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Section 10 that shall not have been invalidated and to the full extent permitted by applicable law.

Section 11.                      Executive Committee.  The Board of Directors, by resolution adopted by a majority of the entire Board, may designate from among its members an Executive Committee, consisting of four or more directors, which shall have all the authority of the Board, except that the Executive Committee shall have no authority as to the following matters:

(1)	Amending the Certificate of Incorporation;

(2)	Adopting an agreement of merger or consolidation;

(3)	Recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets;

(4)	Recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution;

(5)	Amending the By-Laws of the Corporation;

(6)	Declaring a dividend; or

(7)	Authorizing the issuance of stock.

The Board of Directors may designate one or more directors (who may or may not be officers and employees of the Corporation) as alternate members of the Executive Committee, who may replace any absent member or members for all purposes, including the constituting of a quorum at any meeting of such Committee.

Three members of the Executive Committee shall constitute a quorum for the transaction of business, and the vote of a majority of the members present at a meeting at the time of such vote if a quorum is then present, shall be the act of such Committee.  Meetings of the Executive Committee may be called by any member of the Executive Committee, and notices thereof shall be given to each member of the Executive Committee in the same manner as notices to directors are provided for in the case of notices of special meetings of the Board of Directors, but notice may in any case be waived.

The Executive Committee shall serve at the pleasure of the Board of Directors.

Section 12.                      Audit and Finance Committee.  The Audit and Finance Committee of the Board of Directors will consist of three or more directors, none of whom shall be an officer or employee of the Corporation.  The number of members of the Committee will be determined each year at the annual meeting of the Board of Directors.

The Audit and Finance Committee will maintain, through regularly scheduled meetings, communications between the directors and independent accountants and will provide assistance to the Board in fulfilling its fiduciary and statutory responsibilities related to corporate accounting, integrity of financial controls, and reporting practices.  The Committee will also review the financial policies and procedures of the Corporation and oversee and make recommendations to the Board concerning the Corporation's investment and dividend policies and methods of financing corporate operations.  The Committee will also have overall oversight responsibility for the investment and management of the assets of the Corporation's pension plans, the appointment of investment managers and plan trustees and the operation of the various benefits committees.  The Committee will make periodic reports to the entire Board on such matters as the Committee or the Board may specify.

Section 13.                      Compensation and Stock Option Committee.  The Compensation and Stock Option Committee of the Board of Directors will consist of three or more directors, none of whom shall be an officer or employee of the Corporation.  The number of members of the Committee will be determined each year at the annual meeting of the Board of Directors.

The Compensation and Stock Option Committee will exercise the full powers of the entire Board with respect to fixing the compensation to be paid from time to time to all officers and employees of the Corporation and its subsidiaries whose compensation is above the minimum level determined by the Committee from time to time to be appropriate for control by directors of the Corporation.  The Committee will also grant all stock options and make other determinations necessary or advisable for the administration of all stock option plans and similar plans.  The Committee will make periodic reports to the entire Board on such matters as the Committee or the Board may specify.

Section 14.                      Nominating and Governance Committee.  The Nominating and Governance Committee of the Board of Directors will consist of three or more directors.  The number of members of the Committee will be determined each year at the annual meeting of the Board of Directors.

The Nominating and Governance Committee will review and make recommendations to the entire Board concerning the qualifications and selection of candidates for election as directors and officers of the Corporation.  The Committee will also advise and make recommendations to the Board on all matters pertaining to directorship and corporate governance practices and the Corporation's position and practices on significant issues of corporate public responsibility.

Section 15.                      Management Operations Committee.  The Management Operations Committee of the Board of Directors will consist of one or more directors, each of whom shall also be an employee or officer of the Corporation.  The Board of Directors shall establish from time to time by resolution the composition, functions and responsibilities of the Management Operations Committee.

Section 16.                      Other Committees.  The Board of Directors, by resolution adopted by a majority of the entire Board, may designate from among its members committees other than those described in the foregoing By-Laws.  Any such Committee of which a majority of the members shall not be officers or employees of the Corporation may be authorized by the resolution establishing it to have all of the authority of the Board with respect to matters delegated to it by said resolution.  No resolution establishing and delegating authority to a committee pursuant to this section shall confer authority as to any of the matters listed in Section 11 of this Article, Paragraphs (1) - (6) inclusive.

ARTICLE III

OFFICERS

Section 1.                      Officers.  The officers of the Corporation shall consist of a Chairman, a President, a Chief Financial Officer, a Secretary and a Treasurer.  In addition, the Board of Directors may elect one or more Executive Vice Presidents, Senior Vice Presidents, or Vice Presidents, a General Counsel, a Controller, Assistant Secretaries, Assistant Treasurers, Assistant General Counsels, group officers, divisional officers and such other officers as the Board of Directors may determine, and the respective provisions of these By-Laws with respect to the duties and powers of such additional officers shall be applicable only during any time such additional officers shall be elected and acting.  The Chairman shall be a member of the Board of Directors.  Other officers of the Corporation may, but need not, be members of the Board of Directors.  Any two or more offices may be held by the same person, except the offices of Chairman and Secretary, or President and Secretary.

Section 2.                      Term of Office and Removal.  All officers of the Corporation shall be elected annually by the Board of Directors as soon as may be practicable after the annual election of directors.  Vacancies may be filled, or new offices created and filled, at any meeting of the Board of Directors.  Each officer elected by the Board of Directors shall hold office for the term for which he is elected, and until his successor has been elected and qualified.  Unless otherwise provided in the resolution of the Board of Directors electing an officer, his term of office shall extend to and expire at the meeting of the Board following the next annual meeting of stockholders.  Any officer may be removed by the Board, with or without cause, at any time.  Removal of an officer without cause shall be without prejudice to his contract rights, if any, and the election of an officer shall not of itself create contract rights.

Section 3.                      Powers and Duties.  The officers of the Corporation shall have such authority and perform such duties in the management of the Corporation, as may be prescribed in these By-Laws or by the Board of Directors and, to the extent not so prescribed, they shall have such authority and perform such duties in the management of the Corporation, subject to the control of the Board, as generally pertain to their respective offices.  Securities of other corporations held by the Corporation may be voted by any officer designated by the Board and, in the absence of any such designation, by the Chairman, the President, any Vice President, the Secretary or the Treasurer.  The Board may require any officer, agent or employee to give security for the faithful performance of his duties.

Section 4.                      Checks, Notes, etc.  All checks and drafts on, and withdrawals from, the Corporation's accounts with banks or other financial institutions, and all bills of exchange, notes and other instruments for the payment of money, drawn, made, indorsed, or accepted by the Corporation, shall be signed on its behalf by the person or persons thereunto authorized by, or pursuant to resolution of, the Board of Directors.

ARTICLE IV

DUTIES OF OFFICERS

Section 1.                      Chairman.  The Chairman shall preside at all meetings of the stockholders and of the Board of Directors, and shall have such other duties and powers as may be assigned to him by the Board of Directors or the Executive Committee.

Section 2.                      President.  The President shall have such duties and powers as may be assigned to him by the Board of Directors or the Executive Committee.  In the absence of the Chairman, he shall preside at meetings of the stockholders and of the Board of Directors.

Section 3.                      Chief Financial Officer.  The Chief Financial Officer shall be responsible for the management and supervision of the financial affairs of the Corporation and in general perform all duties incident to the office of the Chief Financial Officer and such other duties as form time to time may be assigned to him by the Board of Directors, the Executive Committee, the Chairman or the President.

Section 4.                      Vice Presidents.  The Vice Presidents, which shall include any Executive Vice Presidents or Senior Vice Presidents, shall have such duties and powers as may be assigned to them by the Chairman, the President, the Board of Directors or the Executive Committee.

Section 5.                      Secretary.  The Secretary shall: (a) keep the minutes of meetings of the stockholders, the Board of Directors and the Executive Committee in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law; (c) be custodian of the corporate record books and of the seal of the Corporation, and see that the seal of the Corporation is affixed to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these By-Laws; and (d) in general perform all duties incident to the office of the Secretary and such other duties as from time to time may be assigned to him by the Board of Directors, the Executive Committee, the Chairman or the President.

Section 6.                      General Counsel.  The General Counsel shall give legal counsel and advice to the Board of Directors and its committees.  He shall be the chief attorney at law for the Corporation and its subsidiaries, shall be the head of the Corporation's Legal Department, and shall select, engage and approve payment of fees to attorneys retained to represent the Corporation or its subsidiaries in litigation or otherwise.

Section 7.                      Treasurer.  The Treasurer shall have charge and custody of all funds and securities of the Corporation.  He shall deposit or invest all monies and other valuable effects of the Corporation in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors or the Executive Committee or in such short-term investments as he shall select with the approval of the Chairman, the President or the Chief Financial Officer.  He shall disburse funds of the Corporation as may be ordered by the Board of Directors or the Executive Committee, taking proper vouchers for such disbursements.  He shall render to the Chairman, the President, the Chief Financial Officer, the Board of Directors and the Executive Committee, whenever any thereof may require it, an account of his transactions as Treasurer and of the financial position of the Corporation.

Section 8.                      Controller.  The Controller shall be the chief accounting officer of the Corporation.  He shall, when proper, approve all bills for purchases, payrolls and similar instruments providing for disbursement of money by the Corporation, for payment by the Treasurer.  He shall be in charge of and maintain books of account and accounting records of the Corporation.  He shall perform such other acts as are usually performed by the controller of a corporation.  He shall render to the Chairman, the President, the Chief Financial Officer, the Board of Directors and the Executive Committee, such reports as any thereof may require.

Section 9.                      Assistant Secretaries, Assistant Treasurers and Assistant General Counsels.  The Assistant Secretaries, Assistant Treasurers and Assistant General Counsels shall have such duties and powers as may be assigned by the Secretary, the Treasurer or the General Counsel respectively, or by the Chairman, the President, the Board of Directors or the Executive Committee.

Section 10.                      Divisional and Group Officers.  The divisional officers and group officers shall have such duties and powers with respect to their divisions or groups as may be assigned to them by the Chairman, the President, the Board of Directors or the Executive Committee.

ARTICLE V

CERTIFICATES AND LOSS
AND TRANSFER OF STOCK

Section 1.                      Stock Certificates.  The shares of stock of the Corporation may be certificated or uncertificated, as provided under the DGCL.  Any certificates representing shares of stock shall be in such form as may from time to time be prescribed by the Board.  Such certificates shall be signed by the Chairman, the President or a Vice President, and the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer, and may be sealed with the seal of the Corporation or a facsimile thereof.  The signatures of the officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation or its employee.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

Each certificate representing shares of stock shall state upon the face thereof:

(1)	That the Corporation is formed under the laws of the State of Delaware;

(2)	The name of the person or persons to whom issued; and

(3)	The number and class of stock, and the designation of the series, if any, which such certificate represents.

Section 2.                      Transfers of Stock.  Shares of stock of the Corporation shall be transferable on the stock ledger, in the case of shares of stock represented by a certificate or certificates, upon presentment to the Corporation or a transfer agent of such certificate or certificates representing the shares of stock requested to be transferred, with proper endorsement on the certificate or on a separate accompanying document, or, in the case of uncertificated shares of stock, upon proper instructions from the holder of such uncertificated shares of stock, in each case together with such evidence of the payment of transfer taxes and compliance with other provisions of law as the Corporation or its transfer agent may require.

Section 3.                      Lost, Stolen or Destroyed Stock Certificates.  No certificated or uncertificated shares of stock of the Corporation shall be issued in place of any certificate alleged to have been lost, destroyed or wrongfully taken, except if and to the extent required by the Board of Directors, upon:

(1)	Production of evidence of loss, destruction or wrongful taking;

(2)
Delivery of a bond indemnifying the Corporation and its agents against any claim that may be made against it or them on account of the alleged loss, destruction or wrongful taking of the replaced certificate or the issuance of the new certificate; and

(3)	Compliance with such other reasonable requirements as may be imposed.

ARTICLE VI

OTHER MATTERS

Section 1.                      Corporate Seal.  The Board of Directors may adopt a corporate seal, alter such seal at pleasure, and authorize it to be used by causing it or a facsimile to be affixed or impressed or reproduced in any other manner.

Section 2.                      Fiscal Year.  The fiscal year of the Corporation shall begin on the first day of December in each year and end on the thirtieth day of November in each year.

Section 3.                      Amendments.  By-Laws of the Corporation may be adopted, amended or repealed by vote of the holders of the shares of stock at the time entitled to vote in the election of any directors.  By-Laws may also be adopted, amended or repealed by the Board of Directors, but any By-Law adopted by the Board may be amended or repealed by the stockholders entitled to vote thereon as hereinabove provided.